Exhibit 4.2
Execution Version

SUPPLEMENTAL INDENTURE NO. 11
DATED AS OF AUGUST 10, 2017
BETWEEN
PROTECTIVE LIFE CORPORATION,
AS ISSUER
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

i

ii

SUPPLEMENTAL INDENTURE NO. 11, dated as of August 10, 2017 (this “Supplemental Indenture”), between Protective Life Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”), supplementing the Subordinated Indenture, dated as of June 1, 1994 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to AmSouth Bank N.A.), as trustee.
RECITALS
WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured subordinated debentures, notes or other evidence of indebtedness (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;
WHEREAS, Section 8.1 of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders, enter into a supplemental indenture to establish the form and terms of the Securities of any series as provided in Sections 2.1 and 3.1 thereof;
WHEREAS, pursuant to Sections 2.1 and 3.1 of the Base Indenture and this Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of its Securities to be known as its 5.350% Subordinated Debentures due 2052 (the “Debentures”), with the form and terms thereof as hereinafter set forth; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.
NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1
DEFINITIONS
Section 1.01    Definitions.
For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;
(b)    the definition of any term in this Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;
(c)    a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
(d)    the singular includes the plural and vice versa;
(e)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this Supplemental Indenture;
(f)    headings are for convenience of reference only and do not affect interpretation; and
(g)    the following terms have the meanings given to them in this Section 1.01(g):
“Applicable Law” has the meaning set forth in Section 6.12.
“Base Indenture” has the meaning specified in the Recitals of this Supplemental Indenture.
“Business Day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.
“Common Stock” means shares of common stock of the Company, including treasury shares and shares sold pursuant to the Company’s dividend reinvestment plans and employee benefit plans.
“Company” has the meaning specified in the Recitals of this Supplemental Indenture.
“Compounded Interest” means accrued and unpaid interest on the Debentures, together with interest thereon, to the extent permitted by applicable law, compounded semi-annually at the Coupon Rate.

“Corporate Trust Office” means the office of the Trustee in Jacksonville, Florida at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 10161 Centurion Parkway North, 2nd Floor, Jacksonville, FL 32256, Attention: Corporate Trust Department.
“Coupon Rate” has the meaning specified in Section 2.05(a) hereof.
“Debentures” has the meaning specified in the Recitals of this Supplemental Indenture.
“Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects or is deemed to elect to defer interest pursuant to Section 2.06 and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including Compounded Interest) and all other accrued interest on the Debentures.
“Depositary”, with respect to the Debentures, means The Depository Trust Company or any successor clearing agency.
“Event of Default” has the meaning specified in Section 2.07 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Global Security” means a Security in the form prescribed in Section 2.03 hereof and Exhibit A hereto evidencing all or part of the Debentures registered in the name of the Depositary or its nominee for such series.
“Indenture” has the meaning specified in the Recitals of this Supplemental Indenture.
“Interest Payment Date” means August 10 and February 10, commencing February 10, 2018; provided that, if any such day is not a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day.
“Interest Payment Period” means the semi-annual period from and including an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the date of initial issuance of the Debentures (subject to Section 2.01(b) hereof) to but excluding February 10, 2018.
“Maturity Date” has the meaning specified in Section 2.02 hereof.
“Non-U.S. Person” means a Person who is not a U.S. person as defined in Regulation S.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
“Parity Securities” shall have the meaning specified in Section 3.01(b) hereof.
“Private Placement Legend” has the meaning specified in Section 2.03 hereof.
“QIB” means a “qualified institutional buyer,” as defined in Rule 144A.
“Rating Agency Event” means an amendment, clarification, or change by any NRSRO in its criteria for awarding equity credit to securities such as the Debentures, which amendment, clarification, or change results in (i) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that NRSRO as compared to the length of time they would have been assigned that level of equity credit by such NRSRO or its predecessor on the issue date or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that NRSRO as compared to the equity credit that such NRSRO or its predecessor assigned the Debentures on the issuance date of the Debentures.
“Regular Record Date” means, with respect to an Interest Payment Date, February 1 or August 1, as the case may be, next preceding such Interest Payment Date, in each case whether or not a Business Day.
“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto) as may be amended from time to time.
“Regulation S Global Security” has the meaning specified in Section 2.04(c).
“Resale Restriction Termination Date” means (i) with respect to any Rule 144A Global Security, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities (as defined in Rule 144(a)(3) under the Securities Act) without restriction) after the later of the original issue date in respect of such Security and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any Predecessor Security thereto) or (ii) with respect to any Regulation S Global Security, the last day of the distribution compliance period specified in Rule 903 of Regulation S (if applicable).
“Restricted Security” means any Security (or beneficial interest therein) not originally issued and sold in a transaction registered under the Securities Act, until such time as: (i) such Security (or beneficial interest therein) has been transferred in a transaction registered under the Securities Act; (ii) the Resale Restriction Termination Date therefor has passed; or (iii) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.04(e) hereof or, in the case of a beneficial interest in a Global Security, such beneficial interest has been exchanged for an interest in a Global Security not bearing a Private Placement Legend.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto) as may be amended from time to time.
“Rule 144A Global Security” has the meaning specified in Section 2.04(b).
“Rule 144A Information” means such information as is specified pursuant to paragraph (d)(4) of Rule 144A (or any successor provision thereto), as such provisions (or successor provision) may be amended from time to time.
“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
“Securities” has the meaning specified in the Recitals of this Supplemental Indenture.
“Securities Registrar” means, with respect to the Debentures, The Bank of New York Mellon Trust Company, N.A., or any other firm appointed by the Company, acting as securities registrar for the Debentures.
“Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business shall principally be administered, which office at the date hereof in the case of The Bank of New York Mellon Trust Company, N.A., in its capacity as Securities Registrar under the Indenture, is located at 10161 Centurion Parkway North, 2nd Floor, Jacksonville, FL 32256.
“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinary have voting power to elect a majority of the board of directors or other managers of such Person are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
“Supplemental Indenture” has the meaning specified in the Recitals of this Supplemental Indenture.
“Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any: (i) amendment to, or change in, (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation, (ii) official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in clause (i) above, by any court, government agency or regulatory authority, or (iii) threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against the Company or becomes publicly known on or after the date hereof, there is more than an insubstantial increase in the risk that interest accruable or payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.01    Designation, Principal Amount and Authorized Denominations.
(a)    Designation. Pursuant to Sections 2.1 and 3.1 of the Base Indenture, there is hereby established a series of Securities of the Company designated as the 5.350% Subordinated Debentures due 2052, the principal amount of which to be issued shall be in accordance with Section 2.01(b) hereof and as set forth in any Company Order for the authentication and delivery of Debentures pursuant to Section 3.3 of the Base Indenture, and the form and terms of which shall be as set forth hereinafter.
(b)    Principal Amount. Debentures in an initial aggregate principal amount of $500,000,000 shall, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent shall thereupon authenticate and deliver said Debentures in accordance with a Company Order. Additional Debentures may be issued from time to time pursuant to this Supplemental Indenture on the same terms and conditions as the Debentures issued under this Supplemental Indenture in all respects, except for any difference in the issue date, issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional Debentures issued pursuant to this Supplemental Indenture will be consolidated with, and will form a single series with, the previously outstanding Debentures issued pursuant to this Supplemental Indenture unless such additional Debentures will not be treated as fungible for U.S. tax purposes with the Debentures issued as of the date of this Supplemental Indenture. Any additional Debentures issued under this Supplemental Indenture will rank equally and ratably in right of payment with the Debentures originally issued under this Supplemental Indenture.
(c)    Authorized Denominations. The denominations in which Debentures shall be issuable is a minimum of $200,000 principal amount and integral multiples of $1,000 thereafter.
Section 2.02    Repayment.
The principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on August 10, 2052 or, if such date is not a Business Day, the following Business Day (the “Maturity Date”).

Section 2.03    Form.
The Debentures shall be substantially in the form of Exhibit A attached hereto, which shall include the Private Placement Legend set forth below (the “Private Placement Legend”) on the face thereof until the Debentures are no longer outstanding, and shall be issued in fully registered definitive form without interest coupons.
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITY LAWS OF ANY STATE OR OTHER JURISDICTION AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) BUYING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 IF AVAILABLE (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. [IN THE CASE OF REGULATION S DEBENTURES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]
Principal of and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for

Debentures bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holders at such address as shall appear in the Security Register or by wire transfer in immediately available funds to the bank account number of the Holders specified in writing by the Holders not less than 10 days before the relevant Interest Payment Date and entered in the Security Register by the Securities Registrar. The Debentures may be presented for registration of transfer or exchange at the Securities Registrar Office. The Debentures are initially solely issuable as Global Securities. The Depository Trust Company is hereby designated as Depositary. In addition, beneficial interests in the Global Securities may be exchanged for definitive certificated Debentures upon request by or on behalf of the Depositary in accordance with customary procedures if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Securities or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor depositary or clearing system is not appointed within 90 days of this notice or cessation or (ii) upon written request of a Holder or the Trustee upon the occurrence and continuation of an Event of Default. If the Company determines at any time that the Debentures shall no longer be represented by a Global Security, the Company shall inform the Depositary of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the Global Security. If such participants then elect to withdraw their beneficial interests, the Company shall issue certificates in definitive form in exchange for such beneficial interests in the Global Security. Any Global Security, or portion thereof, that is exchangeable pursuant to this Section 2.03 shall be exchangeable for Debenture certificates registered in the names directed by the Depositary.
Section 2.04    Restrictions on Transfer
(a)    The Debentures will not be registered under the Securities Act and may only be transferred in reliance on Rule 144A or Regulation S or another exemption from the registration requirements under the Securities Act. Each purchaser of the Debentures (including the registered holders and beneficial owners of Debentures as they exist from time to time, including as a result of transfers) will be deemed to have represented and agreed as follows:
(i)    the Debentures may be offered, resold, pledged or otherwise transferred only (1) to a person who it reasonably believes is a QIB buying for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, (2) outside the United States to a Non-U.S. Person in a transaction meeting the requirements of Rule 904 of Regulation S, (3) in accordance with another exemption from the registration requirements of the Securities Act, including Rule 144 if available (and based upon an opinion of counsel, if the Company so requests), (4) to the Company or (5) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction; and
(ii)    the holder will, and each subsequent holder is required to, notify any purchaser of the Debentures of the resale restrictions set forth in clause (i) above.
(b)    Any Debentures originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A attached hereto (each, a “Rule 144A Global Security”). Each Rule 144A Global Security will be deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and will be issued in an initial denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Rule 144A.
(c)    Any Debentures originally offered and sold outside the United States in reliance on Regulation S will be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A attached hereto (each, a “Regulation S Global Security”). Each Regulation S Global Security will be deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and will be issued in an initial denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Regulation S.
(d)    The transfer and exchange of beneficial interests in Global Securities will be effected through the Depositary in accordance with the provisions of this Supplemental Indenture and the rules and procedures of the Depositary. Beneficial interests in any Global Security will be subject to restrictions on transfer to the extent required by applicable law, including the Securities Act, applicable securities laws of any state of the United States or any other jurisdiction. Transfers of beneficial interests in Global Securities that are Restricted Securities also will require compliance with either subparagraph (i) or (ii) below:
(i)    Beneficial interests in any Global Security that is a Restricted Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Securities Registrar to effect the transfers described in this Section 2.04(d)(i).
(ii)    Other transfers and exchanges of beneficial interests in Restricted Global Securities:
i.If the owner of a beneficial interest in a Rule 144A Global Security that is a Restricted Security wishes to transfer such interest (or a portion thereof) to a Non-U.S. Person pursuant to Regulations S, then upon receipt by the Trustee of (i) instructions from the Holder of the Rule 144A Global Security directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Rule 144A Global

Security to be transferred and (ii) a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (2) thereof, the Trustee shall, subject to the rules and procedures of the Depositary, instruct the Depositary to increase the Regulation S Global Security and decrease the Rule 144A Global Security by the amount so transferred.
ii.If the owner of a beneficial interest in a Regulation S Global Security that is a Restricted Security wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A, then upon receipt by the Trustee of (i) instructions from the Holder of the Regulation S Global Security directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount of the beneficial interest in the Regulation S Global Security to be transferred and (ii) a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (1) thereof, the Trustee shall, subject to the rules and procedures of the Depositary, instruct the Depositary to increase the Rule 144A Global Security and decrease the Regulation S Global Security by the amount so transferred.
iii.Any transfer of Restricted Securities not described under subsections (A) or (B) above, shall be made only upon receipt by the Trustee of such opinions of counsel, certificates and/or other information required by and reasonably satisfactory to it and the Company in order to ensure compliance with the Securities Act or in accordance with Section 2.04(e), including a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (3) thereof.
(e)    Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Securities Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of any Security bearing a Private Placement Legend, the Trustee shall deliver only a Security that bears a Private Placement Legend unless:
(i)    such Security (or beneficial interest) is transferred pursuant to an effective registration statement;
(ii)    such Security (or beneficial interest) is transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or
(iii)    in connection with such transfer, exchange or replacement, the Trustee shall have received an opinion of counsel and other evidence reasonably satisfactory to it and the Company to the effect that neither such Private Placement

Legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.
Section 2.05    Interest.
(a)    From and including the date of issuance up to but excluding the Maturity Date or earlier Redemption Date, as applicable, the Debentures will bear interest, accruing from the date of initial issuance (except as further described in the following sentence), at the per annum rate of 5.350% (the “Coupon Rate”), payable semi-annually in arrears on February 10 and August 10 of each year, beginning on February 10, 2018.
(b)    Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date, the Maturity Date or the Redemption Date, as the case may be. The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360-day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month.
(c)    Otherwise than in connection with the maturity or early redemption of the Debentures or the payment in whole or in part of deferred or overdue interest on the Debentures, interest on the Debentures may be paid only on an Interest Payment Date. Notwithstanding the preceding sentence, in the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay).
(d)    To the extent permitted by applicable law, interest not paid when due hereunder, including, without limitation, all deferred interest, will accrue and compound semi-annually at the Coupon Rate on each Interest Payment Date until paid. References to the term “interest” in this Indenture shall include such Compounded Interest.
(e)    For so long as the Debentures are represented by one or more Global Securities, the interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, which shall be the record date for such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders of Debentures on such record date, and may be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest after the Company has deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, notice whereof shall be given to the registered Holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange.
Section 2.06    Interest Deferral.
(a)    Option to Defer Interest Payments.
(i)    So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest on the Debentures for one or more Interest Payment Periods up to five consecutive years, provided that no Deferral Period shall extend beyond the Maturity Date, the earlier accelerated maturity date of the Debentures or other redemption in full of the Debentures. If the Company shall fail to pay interest on the Debentures on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest on the Debentures, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.06.
(ii)    During a Deferral Period, interest will continue to accrue on the Debentures at the Coupon Rate, compounded semi-annually, as of each Interest Payment Date to the extent permitted by applicable law.
(iii)    The Company shall pay all deferred interest in accordance with the provisions of Section 3.7 of the Base Indenture applicable to Defaulted Interest.
(b)    Payment of Deferred Interest. On the Maturity Date or if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded, the Company shall pay all accrued and unpaid interest, including deferred interest, from any available funds. On any Interest Payment Date the Company may pay any accrued and unpaid interest from any available funds.
(c)     Notice of Deferral. The Company shall provide written notice to the Trustee and the Holders of the Debentures of its election to commence or continue any Deferral Period at least five Business Days and not more than sixty Business Days prior to the applicable Interest Payment Date. Notice of the Company’s election of a Deferral Period shall be given to the Trustee and each Holder of Debentures at such Holder’s address appearing in the Security Register. Notwithstanding the foregoing, the failure of the Company to provide notice in accordance with this Section 2.06(c) of its election to commence or continue any Deferral Period, including any deemed election as provided in Section 2.06(a)(i), shall not affect the validity of such deferral hereunder.

Section 2.07    Events of Default.
Solely for purposes of the Debentures, Section 5.1 of the Base Indenture shall be deleted and replaced by the following:
Section 5.1. EVENTS OF DEFAULT.
“Event of Default”, wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    default in the payment of interest in full, including Compounded Interest, on any Debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any Deferral Period or on the Maturity Date;
(2)    default in the payment of principal of or premium, if any, on any Debenture on the Maturity Date or upon redemption;
(3)    failure by the Company to comply in any material respect with any of its agreements or covenants in, or any of the provisions of, the Indenture with respect to the Debentures (other than an agreement, covenant or provision for which non-compliance is elsewhere in this Section specifically dealt with), and such non-compliance continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(4)    the Company, pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors (E) makes an admission in writing of its inability to pay its debts generally as they become due or (F) takes corporate action in furtherance of any such action; or
(5)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company, in an involuntary case, (B) adjudges the Company as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or appoints a Custodian of the Company, or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debentures in connection with any failure by the Company to comply with any covenant or warranty of the Company contained in the Base Indenture, unless the Trustee is directed to exercise such remedies pursuant to and subject to the provisions of Section 5.8 of the Base Indenture. If an Event of Default has occurred under Section 5.1(4) or Section 5.1(5), the principal of and accrued but unpaid interest on the Debentures shall automatically, and without any declaration or other action on the part of the Trustee or any Holder of the Debentures, become immediately due and payable. The Trustee shall not be charged with knowledge or notice of any such failure to comply (other than the failure to comply with Section 5.1(1) or Section 5.1(2) unless and until a Responsible Officer of the Trustee has received written notice thereof.
As used in this Indenture, the term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.
Section 2.08    Rights of the Trustee.
Solely for purposes of the Debentures, Section 6.2 of the Indenture shall be amended by adding the following:
(i)Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

(j)In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.
Section 2.09    Securities Registrar; Paying Agent.
The Company appoints The Bank of New York Mellon Trust Company, N.A. as Security Registrar and Paying Agent with respect to the Debentures.
Section 2.10    Subordination.
The subordination provisions of Article 12 of the Base Indenture shall apply to the Debentures, provided that, for purposes of such Article 12, Senior Indebtedness will not include (1) any indebtedness which by its terms ranks equally with the Debentures in right of payment and upon liquidation, (2) any indebtedness which by its terms is subordinated to the Debentures in right of payment and upon liquidation, (3) any indebtedness incurred for the purchase of goods or material or for services obtained in the ordinary course of business, which shall rank equally in right of payment and upon liquidation to the Debentures, or (4) indebtedness owed by the Company to its subsidiaries, which shall rank equally in right of payment and upon liquidation to the Debentures.
Section 2.11    Satisfaction, Discharge and Defeasance.
The provisions of Article 4 of the Base Indenture shall apply to the Debentures.
Section 2.12    Execution of the Debentures
Within Section 3.3 of the Base Indenture, the sentence “The Company’s seal shall be reproduced on the Securities.” will be struck in its entirety. No other provisions in Section 3.3 will be modified in any way and will remain in full force and effect. This amendment to Section 3.3 of the Base Indenture shall apply only to these Debentures.
ARTICLE 3
COVENANTS
Section 3.01    Dividend and Other Payment Stoppages.
So long as any Debentures remain Outstanding, if the Company shall have given notice of its election to defer interest payments on the Debentures pursuant to Section 2.06 but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to:
(a)    declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company; or
(b)    make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem, any of the Company’s debt securities or guaranties that rank equally with the Debentures (the “Parity Securities”) or junior to the Debentures, other than (i) any payment of current or deferred interest on Parity Securities made pro rata to the amounts due on such Parity Securities (including the Debentures) and any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities; or (ii) any payment of principal on Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities.
ARTICLE 4
REDEMPTION OF THE DEBENTURES
Section 4.01    Redemption.
(a)    The Debentures shall be redeemable in accordance with Article 10 of the Base Indenture, except to the extent otherwise provided in this Supplemental Indenture:

(i)    in whole at any time or in part from time to time on or after August 10, 2022; or
(ii)    in whole, but not in part, at any time prior to August 10, 2022, within 90 days after the occurrence of a Tax Event or Rating Agency Event;
provided that no partial redemption pursuant to Section 4.01(a)(i) shall be effected (x) unless at least $200,000 aggregate principal amount of the Debentures shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, shall have been paid in full on all Outstanding Debentures for all Interest Payment Periods terminating on or before the Redemption Date.
(b)    Notwithstanding any provision of Article 10 of the Base Indenture to the contrary, the Debentures shall be subject to partial redemption only in the amount of $1,000 and integral multiples of $1,000 in excess thereof.
Section 4.02    Redemption Price.
The Redemption Price for any redemption pursuant to Section 4.01 will be equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.
Section 4.03    Selection of Debentures to be Redeemed.
Solely for purposes of the Debentures, Section 10.3 of the Base Indenture shall be deleted and replaced by the following:
Section 10.3. Selection of Debentures to be Redeemed. Unless otherwise specified as contemplated by this Supplemental Indenture, if less than all of the Debentures of a series with the same terms are to be redeemed, the Trustee, not more than 45 days prior to the redemption date shall select the Debentures to be redeemed, in accordance with DTC’s customary policies and procedures or, with respect to certificated Debentures, in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debenture, provided that the unredeemed portion of the principal amount of any Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination). The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption. If less than all the Debentures with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Debenture to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date.

For purposes of this Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.
ARTICLE 5
ORIGINAL ISSUE OF DEBENTURES
Section 5.01    Original Issue of Debentures.
Debentures in the aggregate principal amount not to exceed $500,000,000, except as provided in Section 2.01(b) hereof, may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President, or any Vice President (or more senior officer) and its Treasurer or an Assistant Treasurer, without any further action by the Company.
Section 5.02    Calculation of Original Issue Discount.
If during any calendar year any original issue discount shall have accrued on the Debentures, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) by January 31 of the following calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE 6
MISCELLANEOUS
Section 6.01    Effectiveness.
This Supplemental Indenture will become effective upon its execution and delivery.
Section 6.02    Effect of Recitals.
The recitals contained herein and in the Debentures, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.
Section 6.03    Ratification of Base Indenture; Conflicts.
The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. In the event of any conflict between this Supplemental Indenture and the Base Indenture or the provisions set forth in the certificates of Debentures, as the case may be, this Supplemental Indenture shall control.
Section 6.04    Debentures Unaffected by Other Supplemental Indentures.
None of the Company’s supplemental indentures to the Base Indenture entered into prior to the date hereof applies to the Debentures. To the extent the terms of the Base Indenture are amended by any of such other supplemental indenture, no such amendment shall relate or apply to the Debentures. To the extent the terms of the Base Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This Supplemental Indenture shall relate and apply solely to the Debentures.
Section 6.05    Tax Treatment.
The Company agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each Holder of a Debenture and any Person acquiring a beneficial interest in a Debenture agrees, to treat the Debentures as indebtedness for United States federal income tax purposes.
Section 6.06    Governing Law.
This Supplemental Indenture, the Indenture as supplemented hereby and the Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Any legal action or proceeding with respect to this Indenture shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Indenture, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.
Section 6.07    Severability.
In case any provision in this Supplemental Indenture, the Indenture as supplemented hereby or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.08    Counterparts.
This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.09    Waiver of Jury Trial.
EACH OF THE COMPANY, THE TRUSTEE AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A DEBENTURE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 6.10    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 6.11    Delivery of Rule 144A Information.
So long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder of Securities, any beneficial owner of an interest in a Global Security and any prospective purchaser or other prospective transferee of Securities designated by a Holder of Debentures or a beneficial owner of an interest in a Global Security, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of Debentures by such Holder or beneficial owner to be made in compliance with Rule 144A.
Section 6.12    FATCA.
In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, the Company, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee such information about transactions (including any modification to the terms of such transactions) entered into in connection with the Indenture and the parties hereto as the Trustee may reasonably request so that the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the satisfaction and discharge of this Indenture.

Section 6.13    Notice to Holders; Waiver.
Solely for purposes of the Debentures, Section 1.6 of the Base Indenture shall be deleted and replaced by the following:
Section 1.6. Notice to Holders; Waiver. Where this Supplemental Indenture provides for notice to Holders of any event such notice to the Holders thereof shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent, to each such Holder affected by such event, at his address as it appears in the Register, within the time prescribed for the giving of such notice.
In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.
If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.
Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 6.14    Notice of Defaults.
Solely for purposes of the Debentures, Section 6.6 of the Base Indenture shall be deleted and replaced by the following:
Section 6.6. Notice of Defaults. If a Default occurs and is continuing with respect to the Debentures the Trustee shall, within 90 days after receipt of written notice of such Default, send to the Holders of the Debentures, notice of such Default unless such Default shall have been cured or waived; provided, however, that except in the case of a Default in payment on the Debentures, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of the Debentures; and provided, further, that in the case of any Default of the character specified in Section 5.1(3) of this Supplemental Indenture with respect to the Debentures, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 6.15    Books of Record and Account.
Solely for purposes of the Debentures, Section 9.7 of the Base Indenture shall be deleted and replaced by the following:
Section 9.7. Books of Record and Account. The Company will keep proper books of record and account, either on a consolidated or individual basis. The Company shall cause its books of record and account to be examined, either on a consolidated or individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall prepare its financial statements in accordance with generally accepted accounting principles, international financial reporting standards or another internationally recognized accounting standard.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.
(Corporate Seal)    PROTECTIVE LIFE CORPORATION, as Issuer

By:    /s/ Lance P. Black
Name:     Lance P. Black
Title:    Senior Vice President and
Treasurer

By:    /s/ Steven G. Walker
Name:     Steven G. Walker
Title:    Executive Vice President and
Chief Financial Officer

Attested:

By:    /s/ Deborah J. Long
Name:     Deborah J. Long
Title:    Executive Vice President,
Chief Legal Officer and
Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:    /s/ Karen Yu
Name:     Karen Yu
Title:    Vice President

[PLC 2017 144A – Supplemental Indenture No. 11]

Exhibit A
[FORM OF FACE OF DEBENTURE]
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) BUYING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 IF AVAILABLE (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. [IN THE CASE OF REGULATION S DEBENTURES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]
[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

1 Insert in Global Securities.

No.     Principal Amount: $500,000,000
Issue Date: August 10, 2017    CUSIP No.: [●]
ISIN No.: [●]

PROTECTIVE LIFE CORPORATION
5.350% Subordinated Debentures due 2052
PROTECTIVE LIFE CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]2, or registered assigns, Five Hundred Million Dollars ($500,000,000) aggregate principal amount, and all accrued and unpaid interest thereon on August 10, 2052 or, if such date is not a Business Day, the following Business Day (the “Maturity Date”).
The Company further promises to pay interest on said principal sum from August 10, 2017 or from the most recent interest payment date to which interest has been paid or duly provided for. Until the Maturity Date or earlier Redemption Date, each Debenture will bear interest at the per annum rate of 5.350% (the “Coupon Rate”) payable (subject to the interest deferral provisions of Section 2.06 of the Supplemental Indenture) semi-annually in arrears on February 10 and August 10 of each year (each such date, an “Interest Payment Date”), commencing on February 10, 2018, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at such interest rate, compounded semi-annually. Interest payments will include accrued interest from and including the last date in respect of which interest has been duly paid or provided for to, but not including, the next succeeding Interest Payment Date, the Maturity Date or the Redemption Date, as the case may be. The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360-day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month.
In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay). For so long as the Debentures are represented by one or more Global Securities, the interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, which shall be the record date for such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date, and may be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest after the Company has deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debenture not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
The principal of (and premium, if any) and the interest (including Compounded Interest) on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in the United States, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register; provided further that, notwithstanding the foregoing provisions of this sentence, for so long as the Depositary (as defined in the Indenture referred to on the reverse hereof) is the Holder of all of the Debentures Outstanding, and provided that the Depositary has provided wire transfer instructions to the Company or the Paying Agent in a timely manner prior to each Interest Payment Date (which it may do by standing instructions) designating an account of the Depositary or its nominee at a commercial bank in the United States to which it wishes payments of interest on the Debentures to be made, the Company shall pay interest on the Debentures by wire transfer of federal (same day) funds to the account of the Depositary or its nominee in accordance with such wire transfer instructions.
The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now Outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest for one or more Interest Payment Periods up to five consecutive years, provided that no Deferral Period shall extend beyond the Maturity Date, the earlier accelerated maturity date hereof or other redemption in full hereof. If the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest hereon, the Company shall have the right to elect to begin a new Deferral Period as provided in the Indenture.
Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Any additional Debentures issued under the same CUSIP as this Debenture shall be fungible with this Debenture for U.S. federal income tax purposes.

2 Insert in Global Securities

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: August 10, 2017

(Corporate Seal)    PROTECTIVE LIFE CORPORATION, as Issuer

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication
This is one of the Securities referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY
This Debenture is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Subordinated Indenture, dated as of June 1, 1994 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to AmSouth Bank N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the Supplemental Indenture, dated as of August 10, 2017, between the Company and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Debentures include those stated in the Indenture, and the Debentures are subject to all such terms. This Debenture is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.
All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Debenture shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable:
(a) in whole at any time or in part from time to time on or after August 10, 2022; or
(b) in whole, but not in part, at any time prior to August 10, 2022 within 90 days after the occurrence of a Tax Event or Rating Agency Event.
Notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address. The notice of redemption for such Debentures shall state, among other things, the amount of Debentures to be redeemed, the Redemption Date, if not then ascertainable, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of such Debenture to be redeemed. Unless the Company defaults in the payment of the Redemption Price together with accrued interest, interest will cease to accrue on any Debentures that have been called for redemption on the Redemption Date.
In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Debentures, or one or more Predecessor

Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.
The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Debenture, upon compliance by the Company with certain conditions set forth therein.
The Debentures are not entitled to the benefit of any sinking fund.
If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.
No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Debenture are payable duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Debenture are issuable only in registered form without coupons in denominations of $200,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
agent to transfer this Debenture on the books of the Security Registrar. The agent may substitute another to act for him or her.
Dated:     Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B
FORM OF CERTIFICATE OF TRANSFER

Protective Life Corporation
P. O. Box 2606
Birmingham, Alabama 35202
Attention: Investor Relations
Tel: (205) 268-1000
Fax: (205) 268-3023

The Bank of New York Mellon Trust Company, N.A.
as Trustee and Securities Registrar
10161 Centurion Parkway North, 2nd Floor
Jacksonville, FL 32256
Attn: Corporate Trust Administration
Re:    5.350% Subordinated Debentures due 2052
Reference is hereby made to the Subordinated Indenture dated as of June 1, 1994, as supplemented by Supplemental Indenture No. 11 (the “Supplemental Indenture” and the subordinated indenture, as so supplemented, the “Indenture”) between Protective Life Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor in interest to AmSouth Bank N.A.) (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
______________________, (the “Transferor”) owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $                   in such Debenture[s] or interests (the “Transfer”), to                                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Security and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 of Regulation S and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) if the transfer is made during the distribution compliance period specified in Rule 903 of Regulation S and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such transfer has been made in accordance with the applicable provisions of Rule 904(b)(I) or Rule 904(b)(2), as the case may be and (v) the Transferor is the beneficial owner of the Debenture[s] being Transferred. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Securities and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States and any other jurisdiction, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
☐    a beneficial interest in the:
(i)    ☐    Rule 144A Global Security (CUSIP                     ), or
(ii)    ☐    Regulation S Global Security (CUSIP                     ),
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
☐    a beneficial interest in the:
(i)    ☐    Rule 144A Global Security (CUSIP                     ), or
(ii)    ☐    Regulation S Global Security (CUSIP                     ), or
(iii)    ☐    a Definitive Security;

in accordance with the terms of the Indenture.

B-4